Exhibit 99.1

FOR IMMEDIATE RELEASE	Approved by:	Olga L. Conley
Chief Financial Officer
(617) 376-4300
URL: http://www.jjill.com

	Investor Relations:	Chad Jacobs
Integrated Corporate Relations
(203) 222-9013

THE J. JILL GROUP RAISES FIRST QUARTER FINANCIAL EXPECTATIONS

Quincy, MA, March 15, 2004 – The J. Jill Group, Inc. (Nasdaq: JILL) today announced that it currently expects sales for the first quarter ending March 27, 2004 to be between $97.0 and $99.0 million, with diluted earnings per share in the range of $0.02 to $0.04.  The J. Jill Group plans to report actual first quarter results on or about May 4, 2004.

Gordon R. Cooke, President and Chief Executive Officer, commented, “Since early February, we have experienced an extremely positive customer reaction to our regular-price spring assortment in both our direct and retail segments.  We believe our improved results for the first quarter to date are based on a combination of factors, including being “fashion-right” with our emphasis on the color pink, a well-coordinated multi-channel marketing campaign, the first major usage of our cross-channel customer database, a lean and focused inventory position, our new visual in-store presentation, “tweaks” to our merchandise silhouettes and fit, and, fortunately, an improvement in the overall external economic environment.”

Mr. Cooke concluded, “As we have previously indicated, our fall 2004 collections are the first that will be significantly influenced by most of the merchandising and product development initiatives that we have been undertaking.  Accordingly, it would be inappropriate to extrapolate these initial successes and, therefore, the company’s previously announced targets for the rest of fiscal 2004 remain unchanged.  That being said, we obviously are very pleased with our current performance since it lends credibility to the multitude of initiatives we have begun to put in place.”

For fiscal 2004, the company is targeting sales to be between $423.0 and $428.0 million and diluted earnings per share are targeted to be between $0.49 and $0.54.

The sales and earnings targets contained in this release are not guarantees of actual performance.   Historically, J. Jill’s actual performance has deviated, often materially, from its targets.  These statements do not include the potential of any business risks, opportunities or developments that may occur after March 15, 2004.

The J. Jill Group is a multi-channel specialty retailer of women’s apparel, accessories and footwear.  The Company currently markets its products through retail stores, catalogs and its website jjill.com.  J. Jill is designed to appeal to active, affluent women age 35 and older.

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This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.   Various factors could cause the results of The J. Jill Group to be materially different from any future results expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the following: significant changes in customer acceptance of our product offerings; the success or failure of our retail store initiative; our ability to effectively manage our operations and growth in a multiple distribution channel environment; the success of our product development and merchandising initiatives; changes in consumer spending, fashion trends and consumer preferences; the customary risks of purchasing merchandise abroad, including longer lead times, higher initial purchase commitments and foreign currency fluctuations; timeliness of receipts of inventory from vendors; changes in competition in the apparel industry; changes in, or the failure to comply with, federal and state tax and other government regulations; our ability to attract and retain qualified personnel; possible future increases in expenses and labor and employee benefit costs; business abilities and judgment of management; the existence or absence of brand awareness; the existence or absence of publicity, advertising and promotional efforts; the success or failure of operating initiatives; the mix of sales between full price and liquidation merchandise; general political, economic and business conditions; and other factors, including those detailed from time to time in J. Jill’s SEC reports, including its Annual Report on Form 10-K filed on March 10, 2004.   J. Jill disclaims any intent or obligation to update these forward-looking statements.